SUB-ITEM 77Q1(g):

Agreement and Plan of Reorganization. Incorporated by reference to Combined Prospectus/Proxy Statement on Form N-14 (File No. 33-08021) filed on July 22, 2009.

Agreement and Plan of Reorganization. Incorporated by reference to Combined Prospectus/Proxy Statement on Form N-14 (File No. 333-160741) filed on July 22, 2009.

Agreement and Plan of Reorganization. Incorporated by reference to
 Combined Prospectus/Proxy Statement on Form N-14 (File No. 333-160741) filed on September 2, 2009.